UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) December 18, 2003

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File No. 1-7434

GEORGIA	58-1167100

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS

     AFLAC Incorporated announced in a press release dated December 18, 2003, that it has sold its investment in Parmalat Finanziaria SpA, resulting in an estimated reduction in net earnings of $257 million, or approximately $.49 per diluted share in the fourth quarter of 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Ralph A. Rogers, Jr.	December 18, 2003

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBITS FILED WITH CURRENT FORM 8-K:

          99.1 - Press release of AFLAC Incorporated dated December 18, 2003.